                                                                   EXHIBIT 10(R)
           FIRST RESTATED LOAN AGREEMENT AND $1,000,000 TERM LOAN NOTE

                          FIRST RESTATED LOAN AGREEMENT

         This First Restated Loan Agreement (the "Restated Loan Agreement" or this "Agreement") is made as of August 31, 1999, between OLD KENT BANK, a Michigan banking corporation (the "Bank"), One Vandenberg Center, Grand Rapids, Michigan 49503, and RIVIERA TOOL COMPANY, a Michigan corporation (the "Borrower"), 5460 Executive Parkway, Grand Rapids, Michigan 49512.

                                    RECITALS:

         A. The Bank and the Borrower are parties to a Loan Agreement dated June 12, 1997 (the "Loan Agreement"), as amended by a First Amendment to Loan Documents dated December 31, 1997 (the "First Amendment"), a Second Amendment to Loan Documents dated February 15, 1998 (the "Second Amendment"), a Third Amendment to Loan Documents dated August 14, 1998 (the "Third Amendment"), a Fourth Amendment to Loan Documents dated August 14, 1998 (the "Fourth Amendment"), a Fifth Amendment to Loan Documents dated October 31, 1998 (the "Fifth Amendment"), a Sixth Amendment to Loan Documents dated January 1, 1999 (the "Sixth Amendment"), a Seventh Amendment to Loan Documents dated as of February 27, 1999 (the "Seventh Amendment"), and an Eighth Amendment to Loan Documents dated as of March 31, 1999 (the "Eighth Amendment"), pursuant to which the Bank agreed, subject to the terms and conditions set forth in the Loan Agreement and the Loan Documents (as defined in the Loan Agreement), as so amended, to extend to the Borrower certain credit facilities.

         B. The Bank and the Borrower wish to restate and replace the Loan Agreement, as amended by the First Amendment through the Eighth Amendment, with this Agreement. This Agreement shall replace and supersede, in their entirety, the Loan Agreement and the First Amendment through the Eighth Amendment, but all of the other documents evidencing or securing any of the Borrower's existing indebtedness or obligations to the Bank (collectively the "Existing Loan Documents") shall, except as otherwise provided in this Agreement, remain in full force and effect, without amendment. All references in any of the Existing Loan Documents to the "Loan Agreement" shall be deemed references to this Agreement.

         C. As of the date of this Agreement, the Borrower's outstanding indebtedness to the Bank is evidenced by: (i) a Revolving Line of Credit Note dated June 12, 1997 in the stated principal amount of $10,000,000.00 (the "Revolving L/C Note", a copy of which is attached hereto as Exhibit A, which evidences the "Revolving L/C Loan" incurred by the Borrower pursuant to the original Loan Agreement); (ii) the Existing Equipment Term Loan Note dated June 12, 1997 in the stated principal amount of $3,250,000.00 (the "Existing Equipment Term Loan Note", a copy of which is attached hereto as Exhibit B, which evidences the "Existing Equipment Term Loan" incurred by the Borrower pursuant to the original Loan Agreement); (iii) an Equipment Term Loan Note dated January 1, 1999 in the stated principal amount of $4,000,000.00 (the "Equipment Term Loan Note", a copy of which is attached hereto as Exhibit C, which evidences the "Equipment Term Loan" incurred by the Borrower pursuant to the Sixth Amendment; and (iv) a Non-Revolving 1999 Equipment Line of Credit Note dated April 20, 1999 in the stated principal amount of $3,271,000.00 (the "1999 Equipment L/C Note", a copy of which is attached hereto as Exhibit D, which evidences the "1999 Equipment L/C Loan" incurred by the Borrower pursuant to the Eighth Amendment). All of the collateral that secures the Borrower's existing indebtedness and obligations to the Bank shall continue to secure such indebtedness and obligations and any and all future indebtedness and obligations of the Borrower to the Bank.

         D. At the Borrower's request, the Bank has agreed to extend to the Borrower, in addition to the credit facilities referred to in Recital C above, a term loan in the principal amount of $1,000,000.00 (the "$1,000,000.00 Term Loan", which shall be evidenced by a Promissory Note of even date herewith in substantially the form attached hereto as Exhibit E (the "$1,000,000.00 Term Loan Note"). The Collateral that secures the indebtedness referred to in Recital C shall secure, in addition to such indebtedness, the indebtedness and obligations evidenced by: (i) the $1,000,000.00 Term Loan Note; and (ii) this Agreement.

         The parties agree as follows:

SECTION 1 - DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms have the following meanings:

         1.1 "Affiliate" means (a) any person, corporation, partnership, limited partnership or other legal entity who at any time during which any indebtedness of the Borrower to the Bank under this Agreement remains outstanding owns ten percent (10%) or more of the Borrower's outstanding capital stock, and (b) any corporation, partnership, limited partnership or other legal entity of which the Borrower owns ten percent (10%) or more of the outstanding voting power.

         1.2 "Agreement" means this Restated Loan Agreement, as now and hereafter amended.

         1.3 "Asset Sale" means the sale, transfer or other disposition by the Borrower outside the ordinary course of the Borrower's business (including, without limitation, (a) transfer or other disposition by way of merger or consolidation, (b) sale-leaseback, or (c) a transaction that is the equivalent of a mortgage or pledge), in any transaction or group of transactions that are part of a common plan (collectively, a "sale"), of any asset or interest therein to any person or entity.

         1.4 "Business Day" means any day, excluding (a) Saturday, (b) Sunday, and (c) any day that (i) is a legal holiday under the laws of the State of Michigan, or (ii) is a day on which banking institutions located in Michigan are authorized or required by law or other governmental action to close.

         1.5 "Capitalized Lease Obligation" means any obligation of the Borrower to pay future rentals under a lease which, in accordance with GAAP, is required to be shown as a liability on the balance sheet of the Borrower.

         1.6 "Capital Expenditure" means an expenditure of the Borrower that could constitute a capital expenditure under GAAP or the Internal Revenue Code of 1986, as amended.

         1.7 "Collateral" means all of the real and personal property now or hereafter serving as security for the obligations of the Borrower to the Bank, as described in Section 5 below.

         1.8 "Contamination" or "Contaminated" means, when used with reference to any real or personal property, that a Hazardous Substance is present on or in the property in any amount or level.

         1.9 "Current Assets" and "Current Liabilities" mean, at any time, all assets or liabilities, respectively, that, in accordance with GAAP, should be classified as current assets or current liabilities, respectively, on a balance sheet of the Borrower.

         1.10 "Debt Service" means, for any period, the current portion of the Borrower's long-term debt plus interest expense.

         1.11 "EBITDA" means, for any period, Borrower's earnings before interest, taxes, depreciation and amortization.

         1.12 "Eligible Accounts Receivable" means the aggregate of the Borrower's accounts receivable from any source other than: (a) accounts receivable which remain unpaid for more than 120 days (180 days with written approval from the Bank) from the earlier of the original invoice date or the date of shipment of the goods that gave rise to the accounts receivable; (b) accounts receivable with respect to which the account debtor is an officer, employee or agent of Borrower; (c) accounts receivable which arise under arrangements known as a sale and return or guaranteed sale, a sale on consignment, approval, or C.O.D., or on such other terms by reason of which the payment by the account debtor may be conditional;
(d) accounts receivable with respect to which the account debtor is located outside the continental United States or Canada and not supported by credit insurance or letter of credit; (e) accounts receivable with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States, any state of the United States or any city, town, municipality or division thereof; (f) accounts receivable with respect to which Borrower is or may become liable to the account debtor thereof for goods or services rendered or loans made by such account debtor to Borrower; (g) accounts receivable which are due more than thirty (30) days after the date the invoice is issued (not due date), i.e., accounts receivable which arise from a "dated invoice"; (h) accounts receivable with respect to which the Bank reasonably believes the collateral value thereof to be impaired or with respect to which the Borrower has received notice of an inability of the account debtor to pay its debts as they mature; (i) accounts receivable which are not owned by the Borrower or which are subject to any prior security interest or claim in favor of a person other than the Bank; and (j) unless otherwise approved by the Bank in writing, accounts receivable where 25% or more of the total receivable balance remains unpaid for more than 120 days (180 days with written approval from the Bank) from the earlier of the original invoice date or the date of shipment of the goods that gave rise to the account receivable.

         1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as now and hereafter amended, together with all regulations issued pursuant thereto.

         1.14 "Environmental Laws" means all applicable laws, ordinances, rules, regulations, and orders that regulate or are intended to protect public health or the environment, or that establish liability for the investigation, removal, or clean up of, or damage caused by any Contamination including, without limitation, any law, ordinance, rule, regulation, or order that regulates, or prescribes requirements for, air quality, water quality, or the disposition, transportation, or management of waste materials or toxic substances.

         1.15 "Five (5)-Year Treasury Rate" means, with respect to a Loan made pursuant to this Agreement as to which interest is to be calculated with reference to the Five (5)-Year Treasury Rate, the yield (as quoted in the Wall Street Journal or comparable source) on United States Treasury bills, notes or bonds having maturities of five (5) years (or as nearly so as possible) from the Interest Rate Determination Date. The Five (5)-Year Treasury Rate, as so determined, will be fixed when calculating the interest rate on the Loan with respect to which it applies until the date of maturity of such Loan.

         1.16 "Funding Date" means a Business Day on which the Borrower has requested in accordance with this Agreement that a Loan advance be made hereunder.

         1.17 "GAAP" means generally accepted accounting principles as in existence on the date of this Agreement, consistently applied.

         1.18 "Hazardous Substances" means any substance or waste which is (a) included in the definition of "hazardous substance" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC Sec. 9601, et seq,; (b) included in the definition of "hazardous substance" in the Michigan Environmental Response Act, MCLA Sec. 299.601, et seq.; (c) included in the definition of "hazardous waste" in the Resource Conservation and Recovery Act, 42 USC Sec. 6901, et seq.; or (d) included in the definition of the same or any similar term found within any local, state or federal law, statute, rule, or regulation, including, without limitation, asbestos and polychlorinated biphenyls.

         1.19 "Indebtedness" means indebtedness for borrowed money, indebtedness representing the deferred purchase price of property or services (excluding indebtedness under normal trade credit for property or services purchased in the normal course of operations), obligations under notes payable or drafts accepted representing extensions of credit, indebtedness (whether or not assumed) secured by mortgages, security interests, or other liens on property owned by the Borrower, and any Capitalized Lease Obligation; deferred rent payable under the lease listed on Schedule 7.10 to this Agreement shall not constitute Indebtedness.

         1.20 "Interest Rate Determination Date" means, with respect to a T-Bill Rate Loan or a T-Bill Rate Advance, the second Business Day prior to the Funding Date of a T-Bill Rate Loan or a T-Bill Rate Advance.

         1.21 "Liabilities" means all Indebtedness that, in accordance with GAAP, is required to be classified as liabilities on a balance sheet of the Borrower.

         1.22 "Loan Documents" means this Agreement, the Notes evidencing the Borrower's indebtedness to the Bank incurred pursuant to this Agreement, each and every Security Agreement pursuant to which the Bank holds a lien or security interest for the Borrower's indebtedness to the Bank incurred pursuant to this Agreement and each and every other document evidencing, securing or otherwise relating to the Borrower's indebtedness to the Bank incurred pursuant to this Agreement, and all amendments or modifications to or replacements of any of the foregoing.

         1.23 "Material Adverse Effect" means any material adverse effect whatsoever upon (a) the validity, performance, or enforceability of any Loan Document, (b) the properties, contracts, business operations, profits, or condition (financial or otherwise) of the Borrower, or (c) the ability of the Borrower to fulfill its obligations under the Loan Documents.

         1.24 "Net Income" means, with respect to the Borrower for any period, the net income (or loss) of the Borrower for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded therefrom any after-tax gains or losses attributable to Asset Sales to the extent such gains or losses exceed $250,000 in the aggregate during the four fiscal quarters immediately preceding the date of measurement.

         1.25 "Note" means any form of promissory note executed and delivered by the Borrower pursuant to this Agreement, together with any renewals, extensions, or modifications thereof, including without limitation each of the forms of Promissory Note attached hereto as Exhibits A - E.

         1.26 "Ordinary Course" means, with respect to the Borrower, any activity performed in accordance with the Borrower's historical and customary practices.

         1.27 "Permitted Liens" means (a) security interests, mortgages, and liens in favor of the Bank; (b) liens for taxes not delinquent or, in a jurisdiction where payment of taxes is deferred during the period of any contest, being contested in good faith by appropriate proceedings as prescribed by law, with adequate reserves therefor being set aside on the Borrower's books;
(c) inchoate materialmens', mechanics', workmens', repairmens', or other like liens arising in the Ordinary Course of business and, in each case, not delinquent; (d) leases permitted under Section 7.10 of this Agreement; (e) the pledge of the proceeds of a policy of insurance on the life of Kenneth K. Rieth; and (f) liens securing any Indebtedness of the Borrower to third parties permitted under Section 7.9(b) of this Agreement, but only to the extent such liens encumber only the machinery or equipment acquired by the Borrower with the proceeds of such Indebtedness to third parties.

         1.28 "Plan" means an employee pension benefit plan with respect to which the Borrower or any Affiliate is an "employer" or "party in interest," as those terms are defined in ERISA.

         1.29 "Prime Rate" means the variable rate of interest announced publicly from time to time by the Bank to be its prime commercial lending rate. Reference to the Prime Rate will not be affected by the fact that the Bank may make loans at different rates from time to time with respect to the class of loans for which the Prime Rate is established. Any interest rate under this Agreement determined by reference to the Prime Rate shall be fully-floating, and any change in any of the interest rates chargeable hereunder resulting from a change in the Prime Rate will become effective on the day on which each change in the Prime Rate is effective.

         1.30 "Prime Rate Advance" means any advance made by the Bank bearing interest at rates determined by reference to the Prime Rate as provided in
Section 4.

         1.31 "Stockholders' Equity" means, at any time, the sum of the following accounts set forth in a balance sheet of the Borrower, prepared in accordance with GAAP: (a) the par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings.

         1.32 "Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of: (a) goodwill, including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower; (b) patents, trademarks, trade names, and copyrights; (c) loans and advances to, or amounts otherwise due from, the Borrower's stockholders, directors, officers, or employees or any of them to the extent the sum of such loans and advances exceeds $50,000; and (d) other intangible assets.

         1.33 "T-Bill Rate Loan" and "T-Bill Rate Advance" mean a Loan or Loan advance bearing interest at the Five (5)-Year Treasury Rate.

         1.34 "To Borrower's Knowledge" means the actual knowledge, after due inquiry, of Kenneth K. Rieth or Peter C. Canepa, and their respective successors in office.

         1.35 "Work in Process Inventory" means "work in process", as that term is customarily used in the tool and die industry. In any event, Work in Process Inventory shall include "Contracts in Process" and shall not include "Inventories", as such asset categories historically have been identified on the Borrower's balance sheet.

         1.36 "Working Capital" means Current Assets minus Current Liabilities.

SECTION 2 - WARRANTIES AND REPRESENTATIONS

         To induce the Bank to enter into this Agreement and to make the Loans, the Borrower represents and warrants to the Bank that the following statements are true, correct and accurate both before and after giving effect to the transactions contemplated by the Loan Documents:

         2.1 The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. The Borrower is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in all jurisdictions in which the failure to be so qualified or authorized to do business would have a Material Adverse Effect.

         2.2 The Borrower has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as it contemplates that business to be conducted in the future. The Borrower is in compliance with all laws, rules, and regulations, the non-compliance with which would have a Material Adverse Effect.

         2.3 All financial statements of the Borrower that have been delivered to the Bank, including the internally prepared financial statements for the period ending May 31, 1999, have been prepared in accordance with GAAP and present fairly the financial position of the Borrower as of the dates indicated, and the results of its operations for the periods indicated. No changes having a Material Adverse Effect have occurred since the date of the most recent of such financial statements. Except as expressly set forth in such financial statements, the Borrower has no material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment.

         2.4 Neither this Agreement nor the financial statements referred to in
Section 2.3 above, nor any other written statement furnished by or on behalf of the Borrower to the Bank in connection with the negotiation of the Loans provided for herein, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. To Borrower's Knowledge, there is no fact that the Borrower has not disclosed to the Bank in writing that has, or in the future is likely to have, a Material Adverse Effect.

         2.5 There are no proceedings pending, or to Borrower's Knowledge threatened, before any court, governmental authority, or arbitration board or tribunal, against or affecting the Borrower, the outcome of which may reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

         2.6 All of the outstanding capital stock of the Borrower is validly issued, fully paid and nonassessable.

         2.7 The Borrower has good and marketable title to all of the assets that it purports to own, including the assets described in the financial statements referred to in Section 2.3 hereof, free and clear from all liens, encumbrances, security interests, claims, charges, and restrictions whatever, except Permitted Liens. The Borrower owns no real property. All real property leased by the Borrower is suitable for its current intended purposes and is served by such utilities and has such access to public roadways and other transportation structures and systems as are necessary for the proper and efficient use, operation and maintenance thereof. The Borrower enjoys peaceful and undisturbed possession under all real property leases to which it is a party, and all such leases are valid and subsisting and in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under any of such leases on the part of the Borrower or, to Borrower's Knowledge, on the part of the landlord. There have been no renewals or extensions of or supplements, modifications or amendments to any of such leases except as previously disclosed in writing to the Bank.

         2.8 The Borrower owns and controls all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights necessary for the present and planned future conduct of its business, without any conflict with the right of any other person, firm, or corporation.

         2.9 The Borrower has full corporate power and authority to execute, deliver, and perform the Loan Documents; the execution, delivery, and performance of the Loan Documents required to be given hereunder by the Borrower have been duly authorized by appropriate corporate action of the Borrower and will not violate the provisions of the articles of incorporation or bylaws of the Borrower or of any law, rule, judgment, order, agreement, or instrument to which the Borrower is a party or by which it is bound, or to which any of its assets are subject, nor do the same require any approval or consent of any public authority or other third party; and the Loan Documents have been duly executed and delivered by, and are the valid and binding obligations of, the parties thereto, enforceable in accordance with their terms.

         2.10 All tax returns required to be filed by the Borrower in any jurisdiction have been filed, and all taxes, assessments, fees, and other governmental charges upon the Borrower or upon its assets, income, or franchises have been paid before the time that those taxes became delinquent. The Borrower knows of no proposed additional tax assessment against it.

         2.11 The Borrower has no investments in the securities of any other corporation or business entity. The Borrower does not intend to carry or purchase any "margin security" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II.

         2.12 Attached hereto as Schedule 2.12 is a list of all Plans. No Plan has been terminated since the effective date of ERISA. No Plan is a "multi-employer plan" within the meaning of Section 3(37)(A) of ERISA.

No "accumulated deficiency" (within the meaning of Section 412 of ERISA) or "reportable event" (as defined in Title IV of ERISA) has occurred with respect to any Plan. Neither the Borrower nor any Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA. The PBGC has not started or threatened to institute a proceeding against the Borrower or any Affiliate under ERISA.

         2.13 All of the Borrower's assets, operations and activities are in compliance with all Environmental Laws; and none of the Borrower's property is
(a) in violation of Environmental Laws, (b) Contaminated by, or the site of, the disposal or release of any Hazardous Substance; (c) the source of any Contamination of any adjacent property or of any groundwater or surface water; or (d) the source of any air emissions in excess of any legal limit now or hereafter in effect. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or deficiency, investigation, proceeding, notice or demand letter pending or, to Borrower's Knowledge, threatened against the Borrower under any Environmental Law which could reasonably be expected to result in a fine, penalty or other cost or expense.

         2.14 The execution, delivery and performance by the Borrower of each Loan Document, the issuance, delivery and performance of the Notes, and the consummation of the transactions contemplated hereby or related hereto do not and will not (a) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower, (b) result in or require the creation or imposition of any lien (other than liens in favor of the Bank) upon any of its properties or assets, or
(c) require any approval of stockholders that has not been obtained or any approval or consent of any person under any actual or purported contractual obligation of the Borrower.

         2.15 The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any actual or purported contractual obligation of the Borrower, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, which default could have a Material Adverse Effect.


SECTION 3 - THE LOANS

         3.1 Subject to the terms and conditions of this Agreement and the other Loan Documents, and so long as there shall not have occurred any Event of Default as defined in Section 9 hereof, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Bank shall extend to the Borrower the following loans:

                  (a)      Revolving L/C Loan

                           Loan Maximum:     $10,000,000.00

                           Availability:     At no time shall the outstanding
                                             balance of the Revolving L/C Loan
                                             exceed the lesser of (1) the Loan
                                             Maximum, or (2) the sum of (a) 85%
                                             of Eligible Accounts Receivable
                                             plus (b) the lesser of (i)
                                             $4,500,000, or (ii) 40% of the Work
                                             in Process Inventory.

                           Payments:         To be repaid in accordance with the
                                             Revolving L/C Loan Note, in
                                             substantially the form attached to
                                             this Agreement as Exhibit A. All
                                             payments shall made by
                                             automatically debiting an account
                                             maintained by the Borrower at the
                                             Bank and specified by the Borrower
                                             in writing to be used for such
                                             purpose.

                           Interest Rate:    As set forth in Section 4 below.

                           Unused Fee:       The Borrower shall pay the Bank an
                                             annual fee in an amount equal to
                                             one-quarter (1/4) of one (1)
                                             percentage point (i.e., 25 basis
                                             points) of the amount by which
                                             $10,000,000.00 exceeds the average
                                             outstanding principal balance of
                                             the Revolving L/C Loan during the
                                             twelve (12)-month period beginning
                                             September 1, 1999, and ending
                                             August 31, 2000. For the period
                                             beginning on September 1, 1999, and
                                             ending December 1, 2000 (such
                                             period is referred to as the "Stub
                                             Period"), the Borrower shall pay
                                             the Bank a fee in an amount equal
                                             to (1) the product obtained by
                                             multiplying one-quarter (1/4) of
                                             one (1) percentage point (i.e., 25
                                             basis points) by the amount by
                                             which $10,000,000 exceeds the
                                             average outstanding principal
                                             balance of the Revolving L/C Loan
                                             during the Stub Period multiplied
                                             by (2) a fraction, the numerator of
                                             which shall be equal to the number
                                             of days in the Stub Period and the
                                             denominator of which shall be 360.

                           Maturity:         December 1, 2000.

                           Purpose:          General Working Capital.

                  (b)      Existing Equipment Term Loan

                           Loan Maximum:     $3,250,000

                           Payments:         To be repaid in accordance with the
                                             Existing Equipment Term Loan Note,
                                             in substantially the form attached
                                             to this Agreement as Exhibit B. All
                                             payments shall made by
                                             automatically debiting an account
                                             maintained by the Borrower at the
                                             Bank and specified by the Borrower
                                             in writing to be used for such
                                             purpose.

                           Interest:         As set forth in Section 4 below.

                           Maturity:         July 19, 2002, or as otherwise
                                             provided in the Existing Equipment
                                             Term Loan Note.

                  (c)      Equipment Term Loan

                           Loan Maximum:     $4,000,000.

                           Payments:         To be repaid in accordance with the
                                             Equipment Term Loan Note, in
                                             substantially the form attached to
                                             this Agreement as Exhibit C. All
                                             payments shall made by
                                             automatically debiting an account
                                             maintained by the Borrower at the
                                             Bank and specified by the Borrower
                                             in writing to be used for such
                                             purpose.

                           Interest:         As set forth in the Equipment Term
                                             Loan Note.

                           Maturity:         December 31, 2003, or as otherwise
                                             provided in the Equipment Term Loan
                                             Note.

                           Purpose: To refinance the indebtedness formerly evidenced by the
                                             Non-Revolving Equipment L/C Loan
                                             Note, issued pursuant to the Loan
                                             Agreement. The Bank shall no longer
                                             be required to make and the
                                             Borrower shall no longer be
                                             entitled to receive advances of the
                                             Non-Revolving Equipment L/C Loan,
                                             as defined in the Loan Agreement.

                  (d)      1999 Equipment L/C Loan

                           Loan Maximum:     $3,271,000

                           Availability:     Advances of the 1999 Equipment L/C
                                             Loan shall be conditioned upon the
                                             Borrower's compliance with Sections
                                             10 and 11 of this Agreement and
                                             shall be subject to the limitations
                                             provided therein (specifically
                                             including but not limited to
                                             Section 11.1 of this Agreement).
                                             Under no circumstances shall the
                                             Bank have any obligation to make
                                             principal advances of the 1999
                                             Equipment L/C Loan after September
                                             30, 1999. The Borrower acknowledges
                                             that the Bank shall at no time ever
                                             be obligated to advance to the
                                             Borrower more than a total of
                                             $3,271,000 under the 1999 Equipment
                                             L/C Loan, and that the 1999
                                             Equipment L/C Loan is not a
                                             revolving loan. Once repaid,
                                             amounts borrowed under the 1999
                                             Equipment L/C Loan may not be
                                             re-borrowed.

                           Payments:         To be repaid in accordance with the
                                             1999 Equipment L/C Note, in
                                             substantially the form attached to
                                             this Agreement as Exhibit D. All
                                             payments shall made by
                                             automatically debiting an account
                                             maintained by the Borrower at the
                                             Bank and specified by the Borrower
                                             in writing to be used for such
                                             purpose.

                           Interest Rate:    As set forth in the 1999 Equipment
                                             L/C Note.

                           Maturity:         November 1, 2004, or as otherwise
                                             provided in the 1999 Equipment L/C
                                             Note.

                           Purpose:          Acquisition of equipment.

                  (e)      $1,000,000.00 Term Loan

                           Loan Maximum:     $1,000,000.00

                           Availability:     To be fully advanced upon the
                                             execution and delivery of this
                                             Agreement. After the initial
                                             advance, no further advances shall
                                             be available. The Borrower
                                             acknowledges that the Bank shall at
                                             no time ever be obligated to
                                             advance to the Borrower more than a
                                             total of $1,000,000.00 under the
                                             $1,000,000.00 Term Loan, and that
                                             the $1,000,000.00 Term Loan is not
                                             a
                                             revolving loan. Once repaid,
                                             amounts borrowed under the
                                             $1,000,000.00 Term Loan may not be
                                             re-borrowed.

                           Payments:         To be repaid in accordance with the
                                             $1,000,000.00 Term Loan Note,
                                             substantially in the form attached
                                             to this Agreement as Exhibit E. All
                                             payments shall made by
                                             automatically debiting an account
                                             maintained by the Borrower at the
                                             Bank and specified by the Borrower
                                             in writing to be used for such
                                             purpose.

                           Interest Rate:    As set forth in the $1,000,000.00
                                             Term Loan Note.

                           Maturity:         September 1, 2004, or as otherwise
                                             provided in the $1,000,000.00 Term
                                             Loan Note.

                           Purpose: Acquisition of machinery and equipment and pay down Revolving L/C Loan.

         3.2 The Revolving L/C Loan, the Existing Equipment Term Loan, the Equipment Term Loan, the 1999 Equipment L/C Loan and the $1,000,000.00 Term Loan may each be referred to in this Agreement as a "Loan", and are collectively referred to in this Agreement as the "Loans", and the Revolving L/C Note, the Existing Equipment Term Loan Note, the Equipment Term Loan Note, the 1999 Equipment L/C Note and the $1,000,000.00 Term Loan Note may each be referred to in this Agreement as a "Note", and are collectively referred to in this Agreement as the "Notes". Each of the Loans is subject to the terms and conditions contained in this Agreement and all of the other Loan Documents.

SECTION 4 - INTEREST RATES AND ADVANCE PROCEDURES

         4.1 The Borrower may elect, subject to the terms of this Agreement, to have the Revolving L/C Loan and the Existing Equipment Term Loan bear interest as follows:

                  (a) The unpaid principal balance of the Revolving L/C Loan may bear interest at a rate that is equal to: (i) the Prime Rate minus 25 basis points (such interest rate is referred to below as the "Prime-Based Index"); or
(ii) 225 basis points plus the LIBOR (London Inter-bank Offered Rate) for the applicable LIBOR Period described in paragraph (c) below (such interest rate is referred to below as the "LIBOR-Based Index"). In the absence of an effective election by the Borrower to have the interest rate on all or part of the Revolving L/C Loan determined on the basis of the LIBOR-Based Index, interest on such indebtedness shall be determined on the basis of the Prime-Based Index.

                  (b) The unpaid principal balance of the Existing Equipment Term Loan may bear interest at a rate that is equal to: (i) the Prime-Based Index; or (ii) the LIBOR-Based Index; or (iii) 250 basis points plus the Five
(5)-Year Treasury Rate on the Interest Rate Determination Date (such interest rate is referred to below as the "5-Year Treasury-Based Index"). In the absence of an effective election by the Borrower to have the interest rate on all or part of the Existing Equipment Term Loan determined on the basis of the LIBOR-Based Index or the 5-Year Treasury-Based Index, interest on such indebtedness shall be determined on the basis of the Prime-Based Index.

                  (c) The applicable LIBOR Period for any indebtedness under this Agreement for which interest is determined on the basis of the LIBOR-Based Index shall be one of the following, as specified in writing by the Borrower when giving notice to the Bank pursuant paragraph (g) below: (i) loans having 30-day maturities, (ii) loans having 60-day maturities, and (iii) loans having 90-day maturities; provided, however, that the Borrower may not select a LIBOR Period that extends beyond the maturity date for the pertinent Loan.

                  (d) For any Loan as to which the Borrower elects the LIBOR-Based Index, the original principal amount with respect to which interest may be determined on the basis of the LIBOR-Based Index shall be not less than $500,000, or whole multiples of that amount, as specified in writing by the Borrower when giving notice to the Bank pursuant to paragraph (g) below.

                  (e) Subject to compliance with paragraph (d) above, the Borrower may elect to divide the unpaid principal balance of a Loan into two or more segments (each such segment is referred to as a "Loan Segment"), and to have interest as to one Loan Segment determined on the basis of the Prime-Based Index and interest as to the other Loan Segment(s) determined on the basis of the LIBOR-Based Index; different LIBOR Periods may be used for each Loan Segment as to which the LIBOR-Based Index has been designated.

                  (f) If the Borrower elects to have interest for the Existing Equipment Term Loan determined on the basis of the 5-Year Treasury-Based Index, such election must be made as to the entire principal balance of such Loan.

                  (g) To make an election to have the interest on the Borrower's indebtedness to the Bank determined on the basis of the LIBOR-Based Index, the Borrower shall give the Bank written notice on the Bank's standard request form from time to time (the Borrower acknowledges receipt of a copy of the Bank's current form for such purpose, and the Bank shall furnish the Borrower with any revisions thereof not less than ten (10) Business Days prior to requiring their use. Any such election shall become effective upon the later of: (i) the third
(3rd) Business Day after the Bank's receipt of such written notice or (ii) the funding date specified in such written notice.

                  (h) The Borrower may prepay, in whole or in part, a Loan or Loan Segment with respect to which interest in determined on the basis of the LIBOR-Based Index; provided, however that simultaneously with making any such prepayment, the Borrower shall pay, in addition to the accrued interest on the amount prepaid through the date of prepayment, an amount equal to the interest that would have accrued through the applicable LIBOR Period on the principal amount so prepaid.

                  (i) During the continuation of an Event of Default under the Loan Agreement, the Borrower shall have no right to change the rate at which interest is payable on the outstanding indebtedness under any of the Loans.

         4.2 The Borrower shall give the Bank notice of its request for each Loan advance (each a "Notice of Borrowing") not later than 12:00 noon, Grand Rapids, Michigan time, on the date such advance is requested to be made. The Notice of Borrowing shall state whether the advance is requested under the Revolving L/C Loan or the 1999 Equipment L/C Loan. Subject to the terms and conditions of this Agreement, the proceeds of each such requested advance shall be made available to the Borrower by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by Borrower at an office of the Bank.

         4.3 Except in the case of the initial Loan advances, for which the applicable basis for determining the rate of interest must have been provided in writing to the Bank not less than three Business Days prior to such advances, and subject to the terms and conditions of this Agreement, the applicable basis for determining the rate of interest with respect to advances under the Existing Equipment Term Loan shall be selected by the Borrower at the time a Notice of Borrowing is given pursuant to Section 4.2.

         4.4 Unless otherwise requested in writing by the Borrower, the interest rate on all Loans shall be determined with reference to the Prime Rate.

         4.5 Notwithstanding anything to the contrary contained in the Loan Documents, following acceleration or maturity of any Indebtedness evidenced by a Note, the outstanding principal balance of such Loan will bear interest at the rate of 300 basis points above the rate that would otherwise be in effect.

         4.6 The Borrower may prepay any part of the principal balance of a Prime Rate Advance at any time, without prior notice to the Bank and without prepayment penalty or premium. The Borrower may prepay all or any part of the principal balance of a T-Bill Rate Advance on one (1) Business Day's notice provided that, in addition to all principal, interest and costs owing at the time of prepayment, there shall be due and owing from the Borrower a prepayment premium in an amount equal to:

                  (a) Five percent (5%) of the principal amount paid, if the T-Bill Rate Advance is paid more than 48 months prior to its scheduled maturity;

                  (b) Four percent (4%) of the principal amount paid, if the T-Bill Rate Advance is paid more than 36 months but less than 49 months prior to its scheduled maturity;

                  (c) Three percent (3%) of the principal amount paid, if the T-Bill Rate Advance is paid more than 24 months but less than 37 months prior to its scheduled maturity;

                  (d) Two percent (2%) of the principal amount paid, if the T-Bill Rate Advance is paid more than 12 months but less than 25 months prior to its scheduled maturity; and

                  (e) One percent (1%) of the principal amount paid, if the T-Bill Rate Advance is paid 12 months, or less, prior to its scheduled maturity.

                  Notwithstanding the foregoing, the Borrower shall not be obligated to pay a prepayment premium if the Indebtedness evidenced by a Note is prepaid after acceleration by the Bank.

         4.7 Any amounts applied to the outstanding principal of a T-Bill Rate Advance prior to its maturity or acceleration shall be deemed to be a prepayment of principal to which the prepayment notice and premium provisions of this Agreement shall apply. Prior to maturity or acceleration of any Indebtedness under this Agreement, amounts repaid by the Borrower shall be applied to the outstanding indebtedness under this Agreement as designated by the Borrower. If, prior to maturity or acceleration of any Indebtedness under this Agreement, the Borrower fails to designate how Loan repayments should be applied, the Loan repayments automatically shall be applied first to interest, then to Prime Rate Advances principal, and then to T-Bill Rate Advances principal. Any Loan repayments received by the Bank after maturity or acceleration of any Indebtedness under this Agreement may be applied by the Bank in any manner determined by the Bank, in its sole discretion.

         4.8 Interest on advances shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any advance, the date of the making of the advance shall be included and the date payment is received shall be excluded; provided that if an advance is repaid on the same day on which it is made, one day's interest shall be paid on that advance.

         4.9 The Borrower acknowledges that the Bank shall at no time ever be obligated pursuant to this Agreement to advance to the Borrower more than (a) a total of $3,250,000 under the Existing Equipment Term Loan, (b) a total of $4,000,000 under the Equipment Term Loan, (c) $3,271,000 under the 1999 Equipment L/C Loan, and (c) $1,000,000 under the $1,000,000.00 Equipment Term Loan, and that the Existing Equipment Term Loan, the Equipment Term Loan, the 1999 Equipment L/C Loan and the $1,000,000.00 Term Loan are not revolving loans. Once repaid, amounts borrowed under the Existing Equipment Term Loan, the Equipment Term Loan, the 1999 Equipment L/C Loan and the $1,000,000.00 Term Loan may not be reborrowed.

         4.10 Subject to the terms and conditions of this Agreement, amounts borrowed under the Revolving L/C Loan may be repaid and reborrowed.

SECTION 5 - SECURITY

         5.1 Without limiting the terms and conditions of any of the Loan Documents, to secure payment of all obligations and indebtedness of the Borrower to the Bank under this Agreement and all other indebtedness and obligations now and hereafter owing by the Borrower to the Bank, the Borrower shall execute and deliver to the Bank:

                  (a) security agreements, in form and substance satisfactory to the Bank, granting to the Bank valid first security interests in all accounts receivable, machinery, equipment, inventory, furniture and trade fixtures of the Borrower, and all additions thereto and substitutions, increments, proceeds and products thereof;

                  (b) an assignment of a policy of life insurance on the life of Kenneth K. Rieth in the amount of $3,000,000 (such life insurance policy shall be acceptable in form and substance to the Bank and shall be issued by a life insurance company approved by the Bank); and

                  (c) all financing statements, assignments, document of title, and other documents, agreements, and instruments as the Bank may reasonably request in connection with the creation, perfection and priority of any security described above.

         5.2 To further secure payment of the Loans and all of the Borrower's liabilities and obligations to the Bank, the Borrower grants to the Bank a continuing security interest in (a) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity) and (b) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time after an Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, to apply its own debt or liability to the Borrower in whole or partial payment of such Loans or other present or future liabilities, without any requirement of mutual maturity.

         5.3 Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, shall also secure payment of and be part of the collateral for the Loans.

SECTION 6 - AFFIRMATIVE COVENANTS

         From the date hereof and until the Bank has no further obligation to extend Loans hereunder and all Loans provided for under this Agreement have been fully paid, the Borrower shall:

         6.1 Furnish to the Bank whatever information, books, and records the Bank may reasonably request, including at a minimum:

                  (a) within 90 days after the end of each of the Borrower's fiscal years, beginning with its fiscal year ending August 31, 1999, an audited financial report prepared in accordance with GAAP by independent certified public accountants satisfactory to the Bank, containing the Borrower's balance sheet as of the end of that year, its related profit and loss, and a statement of shareholder's equity for that year, its statement of cash flows for that year, together with any management letter prepared by those certified public accountants, and such comments and financial details as are customarily included in reports of like character and the unqualified opinion of the certified public accountants as to the fairness of the statements therein, and together with such written assurances as the Bank may reasonably request from the Borrower's independent certified public accountants to confirm the Bank's entitlement to rely upon such audited financial report and accompanying materials;

                  (b) within 21 days after the end of each calendar month, beginning with August 31, 1999, a financial report, the accuracy of which is certified to by the President or the Chief Financial Officer of the Borrower, prepared in accordance with GAAP, containing the Borrower's balance sheet as of the end of such period and its income statement showing the results of its operations for the portion of its fiscal year then elapsed;

                  (c) weekly compliance reports in the form attached as Exhibit F to this Agreement, due no later than Monday for the week ending the preceding Friday, the accuracy of which is certified to by the Chief Financial Officer of the Borrower;

                  (d) monthly work in process reports, due no later than the 7th day of each month for the preceding month, the accuracy of which is certified to by the Chief Financial Officer of the Borrower; and

                  (e) within 30 days after the end of each fiscal quarter, beginning with August 31, 1999, a certificate executed by the Chief Financial Officer of the Borrower stating whether all of the financial covenants contained in this Agreement are satisfied, showing the calculations for making such determinations, and otherwise in a form acceptable to Bank.

         6.2 Promptly inform the Bank of any occurrence that is an Event of Default as defined in Section 9 hereof or that, with the giving of notice or the lapse of time, or both, would be an Event of Default and of any other occurrence which has a Material Adverse Effect; grant to the Bank or its representatives the right to examine its books and records or the Collateral at any reasonable time or times; maintain complete and accurate books and records of its transactions in accordance with good accounting practices; and furnish to the Bank any information that it may reasonably request concerning the Borrower's financial affairs within 10 days after receipt of a request for that information.

         6.3 Maintain insurance, including, but not limited to, fire and extended coverage insurance, workers' compensation insurance, and casualty and liability insurance with responsible insurance companies on such of its properties and against such risks and in such amounts as is customarily maintained by similar businesses; furnish to the Bank upon its request the details with respect to that insurance and satisfactory evidence of that insurance coverage; and, within 30 days after receipt of a written request from the Bank, obtain any additional insurance that the Bank may reasonably request. Each insurance policy required under this Section shall be so written or endorsed as to make losses, if any, payable to the Borrower and the Bank as their respective interests may appear and shall include, where appropriate, a mortgage clause or endorsement in favor of the Bank in form and substance satisfactory to the Bank.

         6.4 Pay and discharge, as often as the same may become due and payable, all taxes, assessments and other governmental monetary obligations, of whatever nature, that may be levied or assessed against it or any of its properties, unless and to the extent only that in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments shall be contested in good faith by appropriate proceedings and that the Borrower shall have set aside on its books adequate reserves with respect to those taxes and assessments.

         6.5 Pay and perform at the time such payment or performance is due, all indebtedness and obligations owing by it, and pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable, except any indebtedness, obligation or claim being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside on its books adequate reserves with respect to such indebtedness, obligation or claim.

         6.6 Maintain its corporate existence in good standing in the State of Michigan and its qualification in good standing in every other jurisdiction in which the failure to be so qualified or authorized to do business would have a Material Adverse Effect; continue to conduct and operate its business substantially as presently conducted and operated; and comply with all governmental laws, rules, regulations, and orders applicable to it, the failure to comply with which would or may have a Material Adverse Effect.

         6.7 Act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments; and keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties that are necessary to the conduct of its business.

         6.8 Maintain Tangible Net Worth (the applicable amount for each date of determination being referred to herein as the "Minimum Net Worth") of not less than: (a) $14,500,000.00 for the period beginning on the date of this Agreement and ending on August 30, 2000; and (b) $15,000,000.00 for the period beginning on August 31, 2000 and continuing thereafter until all of the Borrower's indebtedness to the Bank has been repaid in full, with interest.

         6.9 Maintain Working Capital of not less than $9,000,000.

         6.10 Maintain a ratio of total Liabilities to Tangible Net Worth of not more than 1.2:1.

         6.11 Maintain a ratio of EBITDA to Debt Service for the trailing 12-month period of not less than 1.5:1.

         6.12 Maintain all of its commercial deposit accounts with the Bank.

         6.13 Comply in all material respects with the requirements of ERISA, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; furnish to the Bank, upon the Bank's request, a copy of each annual report and annual return, as well as all schedules and attachments required to be filed with the Department of Labor or the Internal Revenue Service pursuant to ERISA in connection with each of its Plans for each Plan year; notify the Bank immediately of any fact, including, but not limited to, any "reportable event" (as defined in Title IV of ERISA) arising in connection with any of its Plans, that might be grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and furnish to the Bank, upon its request, any additional information concerning any of its Plans that the Bank may reasonably request.

         6.14 Notify the Bank in writing within 10 days after receipt whenever the Borrower receives written notice of (a) the commencement of formal proceedings or any investigation by a federal or state environmental agency against the Borrower regarding the Borrower's compliance with Environmental Laws, or (b) any other judicial or administrative proceeding or litigation commenced by or against the Borrower, or (c) any other potential liability or claim regarding the Borrower's compliance with Environmental Laws, in each case, as a possible result of which (i) the loss by, or liability of, the Borrower could exceed $100,000, or (ii) the operations of the Borrower could be materially affected.

         6.15 Promptly provide to the Bank copies of any correspondence received by the Borrower from any governmental authority regarding any alleged violation of law by the Borrower that could have a Material Adverse Effect.

         6.16 At all times preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, agency agreements, trade names, patents, trademarks, copyrights, licenses and service marks, the loss of which could have a Material Adverse Effect.

         6.17 Permit representatives of the Bank, during the Bank's normal business hours, to enter the Borrower's premises, review the Borrower's business records, and interview the Borrower's employees as reasonably required by the Bank to conduct periodic audits of the Borrower's business and the Borrower's compliance with its obligations under this Agreement.

SECTION 7 - NEGATIVE COVENANTS

         From the date hereof and until all Loans provided for under this Agreement are fully paid and the Bank has no further obligation to extend loans hereunder, the Borrower agrees that it will not, without the prior written consent of the Bank, which may not be unreasonably withheld:

         7.1 Create or permit to exist any lien, mortgage, pledge, attachment, garnishment, execution, or other legal process, or encumbrance on any of its assets to any party, except Permitted Liens.

         7.2 Sell, lease, transfer or otherwise dispose of any asset (including, without limitation, (a) transfer or other disposition by way of merger or consolidation, (b) sale-leaseback, or (c) a transaction that is the equivalent of a mortgage or pledge), except in the Ordinary Course of its business as conducted on the date of this Agreement.

         7.3 Guarantee, endorse, assume, or otherwise incur or suffer to exist any contingent liability in respect of, any obligation of any other person, firm, or corporation, except by the endorsement of negotiable instruments for deposit or collection in the Ordinary Course of business.

         7.4 Purchase or otherwise acquire all, or substantially all, of the assets, obligations, or capital stock of or any other interest in any other person, firm, or corporation.

         7.5 Purchase or acquire any securities of, or make any liens or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

         7.6 Purchase, retire, redeem, or otherwise acquire any of its shares of capital stock or declare or pay dividends or make any other distribution of its assets, by reduction of capital or otherwise; provided, however, that the Borrower may declare and pay stock (i.e., non-cash) dividends without the Bank's consent if such actions will not cause the Borrower to be in breach of any other covenant, term or provision of the Loan Documents.

         7.7 Subordinate any indebtedness owing to the Borrower by any person, firm, or corporation to indebtedness of that person, firm, or corporation owing to any other person, firm, or corporation.

         7.8 Engage, directly or indirectly, in any line of business other than the lines of business presently engaged in by the Borrower or a line of business related thereto.

         7.9 Issue, incur, assume, or permit to remain outstanding any Indebtedness, other than Indebtedness (a) owing to the Bank, and (b) owing to others in connection with the Borrower's acquisition of machinery or equipment; provided, however, that Indebtedness to others shall be permitted under clause
(b) of this Section 7.9 only if (i) such Indebtedness was incurred by the Borrower after the date of this Agreement, and (ii) prior to incurring such Indebtedness, the Borrower submitted to the Bank a written description of the economic terms of the proposed financing transaction and the Bank failed, within two Business Days after receipt of such written description, to agree to offer such financing to the Borrower on equivalent or better terms from the Borrower's perspective, and (iii) the proposed financing transaction thereafter was consummated on the terms set forth in the written description thereof submitted by the Borrower to the Bank, and (iv) the incurrence of such Indebtedness by the Borrower will not cause a breach of any other provision of this Agreement.

         7.10 Use or acquire the use or possession of any real or personal property from any person under any lease or lease arrangement, except (i) leases or lease arrangements in existence as of the date of this Agreement and identified in Schedule 7.10 to this Agreement, (ii) any financing leases authorized in Section 7.9, and (iii) any other lease which (a) has a term of less than 7 years, and (b) provides for less than $250,000 in total payments by the Borrower during each year of the term thereof. The Borrower shall from time to time provide to the Bank copies of any leases entered into by the Borrower, together with any amendments thereto, upon request of the Bank.

         7.11 Become a contributing employer with respect to a multi-employer employee benefit plan within the meaning of Section 3(37)(A) of ERISA (29 U.S.C. ss.1002), as amended, by Section 302 of the Multi-Employer Pension Plan Amendments Act of 1980; or establish for any of its employees any employee benefit plan that has, or may in the future incur, any unfunded past service liability.

         7.12 Change its fiscal year or method of accounting except as required by GAAP, as hereafter modified.

         7.13 Change its name without prior written approval from the Bank; except that the Borrower may change its name if the Borrower has given 60 days' prior written notice of the name change and has taken such action as the Bank deems necessary to continue the perfection of the security interests and liens granted to the Bank under the Loan Documents.

SECTION 8 - APPLICATION OF PROCEEDS

         The proceeds of each Loan shall be used by the Borrower solely for the purpose set forth for such Loan in Section 3, and for no other purpose.

SECTION 9 - EVENTS OF DEFAULT AND REMEDIES

         9.1 The following events shall constitute an "Event of Default" under this Agreement, the occurrence of which shall entitle the Bank to pursue any and all rights and remedies available to it under this Agreement, the Notes, the other Loan Documents, and under applicable law. The Bank's rights and remedies are cumulative and may be exercised concurrently or successively from time to time. Any action by the Bank against any property or party shall not serve to release or discharge any other security, property or party in connection with this transaction. The Events of Default are as follows:

                  (a) Failure to pay the principal or interest on any loan provided for under this Agreement when and as the same shall be due and payable, whether by acceleration or otherwise, provided in each case that such default has not been cured prior to the expiration of 10 days following the date of personal delivery or mailing of written notice of such default to the Borrower.

                  (b) Failure to pay the principal or interest on any other indebtedness now or hereafter owed by the Borrower to the Bank as the same shall be due and payable, whether by acceleration or otherwise, provided in each case that such default has not been cured prior to the expiration of 10 days following the date of personal delivery or mailing of written notice of such default to the Borrower.

                  (c) Failure to observe, perform and comply with any of the Borrower's obligations under any Loan Document or failure to observe, perform and comply with any of the Borrower's other obligations under any other document that evidences, secures or otherwise relates to indebtedness of the Borrower to the Bank, whether arising under this Agreement or otherwise, and failure to observe, perform and comply with any and all other agreements between the Borrower and the Bank to be observed, performed or complied with by the Borrower; provided that such default has not been cured prior to the expiration of 20 days following the date of personal delivery or mailing of written notice of such default.

                  (d) Failure to pay any Indebtedness or trade debt of the Borrower to any third party (i) when due upon agreed upon terms, unless a grace period applies or the Borrower satisfies the conditions described in 9.1(d)(iii) below, (ii) upon the expiration of an applicable grace period, unless the Borrower satisfies the conditions described in 9.1(d)(iii), or (iii) provided that the payment of such Indebtedness or trade debt is being contested in good faith by appropriate proceedings, and the Borrower shall have set aside on its books adequate reserves with respect to such Indebtedness or debt, at the time that a final non-appealable decision is rendered in such proceedings.

                  (e) The discovery by the Bank of any material inaccuracy in any statement, assurance, representation, covenant, warranty, term or condition by the Borrower contained in this Agreement or in any document delivered or to be delivered by or on behalf of the Borrower pursuant to this Agreement, or in any other Loan Document, or in any other agreement between the Borrower and the Bank.

                  (f) The filing of a petition by or against the Borrower or any other obligor of any Loan seeking relief under the Federal Bankruptcy Code, 11 U.S.C. ss. 101, et seq., and any amendments thereto (the "Code"), or any similar law or regulation, whether federal, state or local, not dismissed within 30 days.

                  (g) The commencement of a proceeding by or against the Borrower or other obligor of a Loan under any statute or other law providing for an assignment for the benefit of creditors, the appointment of a receiver, or any other similar law or regulation, whether federal, state or local, not dismissed within 30 days.

                  (h) The garnishment, attachment, levy or other similar action taken by or on behalf of any creditor of the Borrower or any of its properties which could have a Material Adverse Effect.

                  (i) The determination by the Bank or any one of its agents or representatives that there exists any Hazardous Substances in violation of any Environmental Laws on, in or under any of the collateral in which the Bank holds an interest as security for any loan made pursuant to this Agreement.

         9.2 Upon the occurrence of any Event of Default set forth in subsections 9.1(a) through 9.1(i) above, at the option of the Bank, the Bank's obligation to make additional loan advances under this Agreement shall terminate and the Bank shall have the right to declare all or any part of the unpaid principal balance of, and accrued interest on, outstanding loans hereunder to be immediately due and payable, without presentment, demand, or notice of any kind, all of which are hereby expressly waived by the Borrower.

         9.3 Upon the occurrence of any Event of Default set forth in subsections 9.1(a) through 9.1(i) above, the Bank shall have the right to exercise any and all remedies that it may have for default under any Loan Document or at law or in equity, and such remedies may be exercised concurrently or separately until each and every one of the Borrower's obligations under the Loan Documents has been fully satisfied. In connection with the enforcement of any such remedies of the Bank, the Bank and its employees, attorneys, agents, and other persons and entities designated by the Bank, shall have the right, without notice, to enter the Borrower's plant and other places of business for such purposes as may be reasonably required to permit the Bank to preserve, protect, take possession of and/or sell or otherwise dispose of any Collateral, and to store the Collateral at the Borrower's plant and other places of business, without charge, for such periods as may be determined by the Bank.

SECTION 10 - CONDITIONS PRECEDENT TO ADVANCES UNDER THE LOANS.

         In addition to the other conditions precedent to advances described in this Agreement, each Loan advance requested under this Agreement shall be subject to prior satisfaction of the following conditions:

         10.1 The representations and warranties contained herein and in the other Loan Documents shall be true, correct and accurate in all material respects on and as of the Funding Date of such requested advance.

         10.2 No event shall have occurred and be continuing or would result from the consummation of such borrowing or the application of the proceeds thereof that would constitute a default, or any circumstance with which the passing of time or the giving of notice could constitute a default, under this Agreement or any Loan Document.

         10.3 The Borrower shall have performed in all material respects all agreements and satisfied all conditions that this Agreement and each other Loan Document provides shall be performed by it on or before such Funding Date.

         10.4 No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Bank from making such advance.

         10.5 There shall not be pending or, to Borrower's Knowledge threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any property of the Borrower, and there shall have occurred no development in any such action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Bank pursuant to this Agreement, that, in the opinion of the Bank, would in any such case, reasonably be expected to have a Material Adverse Effect upon the Borrower. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of Loans hereunder.

         10.6 Since the date of the most recent financial statements submitted to the Bank by or on behalf of the Borrower, nothing shall have occurred or become known which the Bank shall have determined has a Material Adverse Effect upon the Borrower.

         10.7 The Bank shall have received a Notice of Borrowing at the time and in form required by Section 4.2 above. The furnishing by the Borrower of a Notice of Borrowing shall be deemed to constitute a representation and warranty of the Borrower to the effect that all the conditions set forth in this Agreement for the requested advance are satisfied as of the date of delivery and will be satisfied on the applicable Funding Date.

SECTION 11 - LIMITATION ON ADVANCES OF 1999 EQUIPMENT L/C LOAN.

         Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the 1999 Equipment L/C Loan is subject to the following additional terms and conditions:

         11.1 The principal amount of each 1999 Equipment L/C Loan advance shall not exceed an amount equal to one hundred percent (100%) of the Borrower's actual cost for the equipment that will be purchased with the proceeds of such advance (excluding tax, insurance, delivery and set-up charges, the cost of maintenance contracts, and any other costs not paid or payable by the Borrower to the equipment manufacturer as a direct cost of acquiring the equipment).

         11.2 The proceeds of each 1999 Equipment L/C Loan advance shall be advanced by the Bank to the Borrower only after (i) receipt by the Bank of such security agreements and financing statements (or supplements or amendments thereto) covering the equipment, duly executed by the Borrower, (ii) receipt by the Bank of such other documents as the Bank may reasonably require to create and perfect its security interest therein, together with such evidence as the Bank may reasonably require in order to establish the cost of such equipment to the Borrower and that the equipment is completed and ready for shipment to the Borrower, and (iii) the Borrower's compliance with the conditions described in
Section 10 above.

SECTION 12 - ACCEPTANCE OF PROCEEDS.

         The acceptance of the proceeds of each Loan shall constitute the representation and warranty by the Borrower to the Bank that all of the applicable conditions specified herein have been satisfied as of that time, except for such conditions that have been expressly waived in writing hereunder by the Bank.

SECTION 13 - MISCELLANEOUS

         13.1 The Borrower shall pay all out-of-pocket expenses incurred by the Bank in connection with making and collecting the Loans and enforcing the Loan Documents, including, but not limited to, reasonable attorneys' fees relating to
(a) the enforcement, or attempted enforcement, of any provision of any of the Loan Documents, (b) the collection of any of the Loans, and (c) the foreclosure of any security interests or other liens given with respect thereto. Notwithstanding the foregoing, the Borrower shall not be obligated to pay more than $4,500 in attorneys' fees incurred by the Bank in connection with making the Loans (as contrasted with collecting the Loans, foreclosing the liens and security interests securing the Loans, and otherwise enforcing or attempting to enforce the Loan Documents, as to which the Borrower shall be obligated to pay all reasonable attorneys' fees and other costs incurred by the Bank, in addition to reimbursing the Bank for reasonable attorneys' fees, not to exceed $4,500, in connection with making the Loans).

         13.2 The Borrower acknowledges that the Bank has and shall have the right, upon an Event of Default, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, to set off any indebtedness from time to time owing to the Borrower by the Bank, including any indebtedness represented by any account maintained with the Bank by the Borrower, against any indebtedness that shall at any time be due and payable by the Borrower to the Bank.

         13.3 Each and every right granted to the Bank hereunder or under any other document delivered hereunder, or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right shall operate as a waiver thereof or as a waiver of any other right. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. This Agreement may not be amended except by a writing signed by all the parties hereto.

         13.4 The relationship between the Borrower and the Bank is solely that of borrower and lender. The Bank has no fiduciary responsibilities to the Borrower as a result of this Loan Agreement, the Loan Documents or the consummation of the transactions contemplated hereby or thereby. The Bank does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision, or information supplied to the Borrower by the Bank is for the protection of the Bank and neither the Borrower nor any third party is entitled to rely thereon.

         13.5 This Agreement is made in the State of Michigan. The validity of this Agreement, and the validity of any documents incorporated herein or executed in connection herewith, and the construction, interpretation and enforcement thereof, and the rights of the parties thereto, shall be determined under and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

         13.6 Any and all notices or other communications required or permitted under this Agreement shall be in writing, and shall be served either personally or by certified United States mail with postage thereon full prepaid addressed to the Borrower as:

                  Riviera Tool Company
                  5460 Executive Parkway
                  Grand Rapids, Michigan 49512
                  Attention:  Kenneth K. Rieth, President
         and to the Bank as:

                  Old Kent Bank
                  One Vandenberg Center
                  Grand Rapids, MI 49503
                  Attention:  Gilbert A. Segovia, Vice President

or such other place or places as any party shall designate by written notice served upon other parties.

         13.7 This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, however, the Borrower may not assign, transfer, hypothecate or otherwise dispose of its rights hereunder or in connection herewith or any interest herein (voluntarily, by operation of law, as security, by gift or otherwise) without the prior written consent of the Bank, which consent may be withheld in the sole discretion of the Bank. There are no third party beneficiaries of this Agreement. The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein and in the Loan Documents, or in any of its rights or security hereunder or thereunder, including, without limitation, the instruments securing the Borrower's obligations hereunder, provided, however, that the Bank promptly will inform the Borrower of any such assignment, negotiation, pledge or other hypothecation and of the parties involved therewith and, provided further, that no such assignment, negotiation, pledge or other hypothecation by the Bank will relieve the Bank of its obligation under this Agreement. In connection with any assignment or participation, the Bank may disclose to the proposed assignee or participant any information that the Borrower is required to deliver to the Bank pursuant to this Agreement. Notwithstanding the foregoing, the Bank shall not assign all or any portion of its right or interest under the Loan Documents to Bank One or any person who is a successor in interest to Bank One. The Borrower acknowledges that the Bank has granted a participation in the Revolving L/C Loan and the Existing Equipment Term Loan to be made pursuant to this Agreement, and in all related Loan Documents, to Norwest Bank Minnesota, National Association, and the Borrower consents thereto.

         13.8 The Borrower waives and releases any and all right that it may have to require that the Bank marshal any of the collateral in which it holds an interest as security for a loan made pursuant to this Agreement. The Borrower shall upon the request of the Bank promptly execute and deliver to the Bank a written statement, in form and substance reasonably satisfactory to the Bank, identifying all of the collateral in which the Bank holds an interest as security for a loan made pursuant to this Agreement. The Bank may file or record such written statements in the appropriate public records as determined by the Bank in its sole and absolute discretion.

         13.9 Upon any change in generally accepted accounting principles that, if reflected in the financial statements or covenants required or established in this Agreement, would have a material effect on such statements or covenants, either party may request that the parties enter into negotiations to amend the financial covenants or other terms of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if the changes had not been made.

         13.10 Should any part, term or provision of this Agreement, or of any documents incorporated herein or executed in connection herewith, be determined by the courts to be illegal, unenforceable or in conflict with any law of the State of Michigan, federal law or any other applicable law, the validity and enforceability of the remaining portions or provisions of such document(s) shall not be affected thereby.

         13.11 The Borrower shall execute any and all additional or supplemental documentation, and provide such further assistance and assurances as the Bank may reasonably require, to give full effect to the terms, conditions and intentions of this Agreement.

         13.12 Time is of the essence with respect to all provisions of this Agreement.

         13.13 The headings in this Agreement have been inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

         13.14 This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute the same instrument.

         13.15 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. The parties hereto shall not be bound by any other different, additional or further agreements or understandings except as consented to in writing by them.

         13.16 The Recitals are incorporated into and form a part of this Agreement.

         13.17 The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or Borrower except by a written instrument executed by both of them.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WITNESSES:


/s/Peter C. Canepa                      RIVIERA TOOL COMPANY
--------------------

/s/ Marcia J. Shumate                   By: /s/ Kenneth R. Rieth
----------------------                     ----------------------
                                           Kenneth R. Rieth, President




                                        OLD KENT BANK
-----------------------------

                                        By: /s/ Gilbert A. Segovia
-----------------------------              -----------------------
                                            Gilbert A. Segovia, Vice President

                                  SCHEDULE 2.12

             RIVIERA DIE & TOOL CASH OR DEFERRED COMPENSATION PLAN

                                  SCHEDULE 7.10

                   REAL AND PERSONAL PROPERTY OPERATING LEASES

1.   IBM Cadam and Catia software (license and maintenance).

2. Greenbrook Limited Partners/Riviera, a Michigan limited partnership and Riviera Die & Tool, Inc. lease under agreement 11/01/88.

         THIS NOTE HAS BEEN EXECUTED AND DELIVERED PURSUANT TO THE FIRST RESTATED LOAN AGREEMENT BETWEEN THE BORROWER AND THE BANK DATED AS OF AUGUST 31, 1999; SUCH LOAN AGREEMENT, TOGETHER WITH ALL FUTURE AMENDMENTS, RENEWALS AND REPLACEMENTS THEREOF, IF ANY, IS REFERRED TO AS THE "LOAN AGREEMENT"). REFERENCE IS MADE TO THE LOAN AGREEMENT FOR, AMONG OTHER THINGS, A STATEMENT OF THE OCCURRENCES WHICH MAY CONSTITUTE AN EVENT OF DEFAULT UNDER THIS NOTE.


                          $1,000,000.00 TERM LOAN NOTE
                                  (Fixed Rate)


$1,000,000.00                                                    August 31, 1999

         For value received, RIVIERA TOOL COMPANY, a Michigan corporation (the "Borrower"), promises to pay to the order of OLD KENT BANK, a Michigan banking corporation (the "Bank"), the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), plus interest on the outstanding principal indebtedness evidenced hereby from time to time at the rate of 8.04% per year, simple interest, except during default.

         Following maturity or acceleration of the indebtedness evidenced by this Note, the interest rate on the entire principal balance of this Note shall be 300 basis points higher than the interest rate otherwise in effect. In addition, if any payment required hereby is not made within 15 days of its due date, the Borrower shall be liable for a late payment charge in an amount equal to five (5%) percent of the monthly payment due, except that in no event shall the late payment charge exceed $2,000.00. The late payment charge shall apply individually to all payments past due, without proration. All such default interest and late payment charges, if any, shall be paid upon demand by the holder hereof.

         The indebtedness evidenced by this Note, unless sooner prepaid or accelerated as provided in the Loan Agreement, shall be paid in monthly installments of principal in the amount of SIXTEEN THOUSAND SIX HUNDRED SIXTY-SIX AND 66/100 DOLLARS ($16,666.66) each (except that the principal payment due on the scheduled maturity date of this Note shall be an amount equal to the then outstanding principal balance of the indebtedness evidenced by this
Note) plus accrued and unpaid interest on the outstanding principal balance of the indebtedness evidenced by this Note. Such payments of principal and interest shall be due and payable on the first (1st) day of each month, beginning October 1, 1999. The principal balance of the indebtedness represented by this Note, and all accrued and unpaid interest thereon, shall in any event be due and payable on September 1, 2004, unless sooner accelerated by the Bank pursuant to the Loan Agreement.

         The indebtedness evidenced by this Note may be prepaid in whole or in part on one (1) Business Day's notice; provided that, in addition to all principal, interest and costs owing at the time of prepayment, there shall be due and owing from the Borrower a prepayment premium in an amount equal to:

                  (a) Three percent (3%) of any principal prepayment made on or prior to August 31, 2002;

                  (b) Two percent (2%) of any principal prepayment made on or after September 1, 2002 and prior to September 1, 2003;

                  (c) One percent (1%) of any principal prepayment made on or after September 1, 2003 and prior to September 1, 2004.

         Notwithstanding the foregoing, the Borrower shall not be obligated to pay a prepayment premium if the indebtedness evidenced by this Note is prepaid after acceleration by the Bank.

         All payments hereunder shall be made in lawful money of the United States of America to the Bank at its principal office in Grand Rapids, Michigan, or at such other place as the holder hereof may from time to time specify.

         Upon the occurrence of an Event of Default under the Loan Agreement that has not been cured after notice and within the applicable grace period set forth in the Loan Agreement, the entire principal balance of this Note remaining at that time unmatured, together with all accrued interest thereon, shall, at the election of the holder hereof and without notice of such election and without demand or presentment, become immediately due and payable, anything contained herein or in any other document or instrument to the contrary notwithstanding.

         Neither the failure of the holder hereof promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest and other charges hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the holder may have for default, nor the acceptance by the holder of late or partial payments, nor the failure of the holder to demand strict performance of any obligation of the Borrower hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of any such rights in connection with any future default on the part of the Borrower hereunder. Further, acceptance by the holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by the holder of the acceleration of such indebtedness or of any other right or remedy otherwise available to the holder in such circumstance.

         The Borrower waives presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note.

         The Borrower agrees to pay all costs incurred by the holder, including without limitation costs of collection and reasonable attorney's fees, in case the principal of this Note or any payment of interest thereon is not paid at the respective due date or maturity thereof, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not, or in case of any other default under this Note.

         Any payment (including prepayments) upon this Note shall be applied first to any expenses, charges or fees then due and payable to the Bank in connection with the indebtedness evidenced hereby or any collateral for such indebtedness, then to any accrued and unpaid interest hereunder, and then to the unpaid principal balance.

         All payments due under this Note shall be paid by automatic deduction of the amount due from account number 750-599-947-9 maintained by the Borrower at the Bank. The Borrower irrevocably authorizes the Bank to make such deductions when such payments are due.

         In no event shall the Borrower be required to make any payment hereunder which would violate any applicable law regulating or limiting the rate of interest that the holder of the Note may lawfully charge or collect. In the event any such payment is made by or for the account of the Borrower, such payment shall, to the extent it exceeds the maximum payment that the holder hereof lawfully may charge or collect, be applied toward reduction of the principal balance hereof.

         This Note is secured by a first lien on certain of the Borrower's accounts receivable, machinery, equipment, furniture and fixtures, as set forth in the Loan Agreement and in one or more Security Agreements between the Bank and the Borrower dated June 12, 1997, all of which are incorporated herein by reference.

         This Note shall be governed by and enforced and construed in accordance with the laws of Michigan. The invalidity, illegality or unenforceability of any one or more of the provisions hereof shall not affect the validity, legality or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

                                            RIVIERA TOOL COMPANY


                                            By: /s/ Kenneth K. Rieth
                                               ----------------------
                                                  Kenneth K. Rieth, President